Exhibit 99.1

December 7, 2009

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205

CASCADE BANCORP (OREGON) ANNOUNCES COMMENCEMENT OF COMMON STOCK OFFERING

BEND, Oregon, December 7/PRNewswire-First Call/--Cascade Bancorp (“Cascade”) (NASDAQ: CACB) announced today that it has commenced an offering of approximately $93 million of its common stock in an underwritten public offering through Keefe, Bruyette & Woods, Inc. and Macquarie Capital (USA) Inc.  The Company intends to grant the underwriters a 30 day option to purchase up to an additional 15% of the common stock sold in the offering to cover over-allotments, if any.

Cascade intends to use the net proceeds from this offering, together with net proceeds from the previously announced private offerings, to provide approximately $129 million to its wholly-owned subsidiary Bank of the Cascades to support its regulatory capital needs and future growth.  The Company intends to use approximately $16 million of the net proceeds to repay the notes issued in the restructuring of its trust preferred securities and related fees and the remainder will be used for general working capital purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The offering will be made only by means of a prospectus, copies of which may be obtained from Keefe Bruyette & Woods, Equity Capital Markets, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (800) 966-1559 or Macquarie Capital (USA) Inc. 125 West 55th St. 23rd Floor, New York, NY 10019, 212-230-6493.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets.  Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and the Company’s success in managing such risks and uncertainties cause actual results to differ materially from those projected, including among others, the risk factors described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) for the quarter ended September 30, 2009 as well as the following factors: whether the closing conditions of the public offering and the concurrent private offerings will be satisfied; our inability to comply in a timely manner with the cease and desist order with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”), under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and current regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by the Company from time to time with the SEC.

#     #     #